Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

DIGI POWER X INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Subordinate Voting Shares, no par value		457(o)		$			$0.0001381	$
Fees to be Paid	Debt	Debt Securities		457(o)					0.0001381
Fees to be Paid	Other	Share Purchase Contracts		457(o)					0.0001381
Fees to be Paid	Other	Subscription Receipts		457(o)					0.0001381
Fees to be Paid	Other	Warrants		457(o)					0.0001381
Fees to be Paid	Other	Rights		457(o)					0.0001381
Fees to be Paid	Other	Units		457(o)					0.0001381
Fees to be Paid	Unallocated (Universal) Shelf		(1)	457(o)				750,000,000.00	0.0001381		103,575.00
Fees to be Paid	Equity	Subordinate Voting Shares, no par value	(2)	Other	501,788		2.10	1,053,754.80	0.0001381		145.53
Fees to be Paid	Equity	Subordinate Voting Shares, no par value	(3)	Other	522,727		2.00	1,045,454.00	0.0001381		144.38
Fees to be Paid	Equity	Subordinate Voting Shares, no par value	(4)	Other	269,231		$2.85	$767,308.35	0.0001381		$105.97

Total Offering Amounts:								$752,866,517.15			103,970.88
Total Fees Previously Paid:
Total Fee Offsets:											22,079.85
Net Fee Due:											$81,891.03

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Offering Note(s)

(1)	There are being registered under this Registration Statement such indeterminate number of subordinate voting shares, debt securities, share purchase contracts, subscription receipts and warrants of the Registrant, and a combination of such securities, separately or as units, as may be sold by the Registrant or the selling securityholders named in a prospectus supplement from time to time, which collectively shall have an aggregate offering price not to exceed $750,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the subordinate voting shares being registered hereunder include such indeterminate number of subordinate voting shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, distributions or similar transactions. The proposed offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.
(2)	Comprised of 501,788 subordinate voting shares of the Registrant previously issued to the selling securityholders. Estimated for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the subordinate voting shares reported on the Nasdaq Capital Market on April 7, 2026.
(3)	Comprised of up to 522,727 subordinate voting shares of the Registrant issuable upon exercise, if any, of warrants issued to certain of the selling securityholders. Reflects the subordinate voting shares that may be issued upon exercise of the warrants at an exercise price of $2.00 per Share.
(4)	Comprised of up to 269,231 subordinate voting shares of the Registrant issuable upon exercise, if any, of a warrant issued to a certain selling securityholder. Reflects the subordinate voting shares that may be issued upon exercise of the warrants at an exercise price of $2.85 per Share.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	Digi Power X Inc.	(1)	F-10	333-286520	04/14/2025		$21,824.54	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$142,550,934.19	$
Fee Offset Claims	Digi Power X Inc.	(2)	F-1	333-282906	10/30/2024		255.31	Equity	Subordinate Voting Shares, no par value	1,024,515	1,667,671.12
Fee Offset Sources	Digi Power X Inc.		F-10	333-286520		04/14/2025							21,824.54
Fee Offset Sources	Digi Power X Inc.		F-1	333-282906		10/30/2024							255.31

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The Registrant’s prior registration statement on Form F-10, initially filed on April 14, 2025, and subsequently amended on May 15, 2025 (File No. 333-286520) (the “Prior F-10 Registration Statement”), previously registered $250,000,000 of which $142,550,934.19 remains unsold. In connection with the Prior F-10 Registration Statement, the Registrant paid $38,275 pursuant to which $21,824.54 worth of registered securities remain unsold. The Registrant’s prior registration statement on Form F-1, initially filed on October 30, 2024, and subsequently amended on March 31, 2025 (File No. 333-282906) (the “Prior F-1 Registration Statement” and, together with the Prior F-10 Registration Statement, the “Prior Registration Statements”), previously registered 7,272,726 of the Registrant’s subordinate voting shares for resale by the selling shareholders named therein, of which 1,024,515 subordinate voting shares remain unsold. In connection with the Prior F-1 Registration Statement, the Registrant paid $1,803.79 pursuant to which approximately $1,548.48 worth of registered securities were sold by such selling securityholders and approximately $255.31 worth of registered securities remains unsold. Pursuant to Rule 457(o) of the Securities Act, the Registrant is registering $750,000,000 in an aggregate offering amount of securities of the Registrant. Accordingly, a registration fee of $81,891.03 is being paid in connection with this Registration Statement. In accordance with the Securities Act, the offering of the unsold securities on the Prior Registration Statements will be deemed terminated as of the date of effectiveness of this Registration Statement.

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(2)	The Prior F-10 Registration Statement previously registered $250,000,000 of which $142,550,934.19 remains unsold. In connection with the Prior F-10 Registration Statement, the Registrant paid $38,275 pursuant to which $21,824.54 worth of registered securities remain unsold. The Registrant’s Prior F-1 Registration Statement previously registered 7,272,726 of the Registrant’s subordinate voting shares for resale by the selling shareholders named therein, of which 1,024,515 subordinate voting shares remain unsold. In connection with the Prior F-1 Registration Statement, the Registrant paid $1,803.79 pursuant to which approximately $1,548.48 worth of registered securities were sold by such selling securityholders and approximately $255.31 worth of registered securities remains unsold. Pursuant to Rule 457(o) of the Securities Act, the Registrant is registering $750,000,000 in an aggregate offering amount of securities of the Registrant. Accordingly, a registration fee of $81,891.03 is being paid in connection with this Registration Statement. In accordance with the Securities Act, the offering of the unsold securities on the Prior Registration Statements will be deemed terminated as of the date of effectiveness of this Registration Statement.